Exhibit B-195


                                                             State of Delaware
                                                            Secretary of State
                                                      Division of Corporations
                                                     Filed 09:00 AM 10/09/1997
                                                           971341344 - 2801437



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             AUSTRAN HOLDINGS, INC.

         It is hereby certified that:

         1. The Certificate of Incorporation of Austran Holdings Inc., dated and filed September 29, 1997 is hereby amended and restated as follows:


         FIRST:   The name of the corporation (hereinafter called the
         ------
"corporation") is Austran Holdings, Inc.

         SECOND:  The address, including street, number, city and county, of the
         -------
registered office of the corporation in the State of Delaware is 1013 Centre Road, City Of Wilmington, County of New Castle and the name of the registered agent of the corporation in the State Of Delaware at such address is Corporation Service Company.

         THIRD:   The corporation is organized to engage exclusively in the
         ------
following business and financial activities:

                (I) To acquire and hold shares of Australian Transmission Corporation Pty Ltd.("ATC") and interests in unit trusts whose general purpose is to provide financing to ATC.

                (II) To finance directly or indirectly through other entities (including unit trusts) the acquisition by ATC of the assets and the assumption of liabilities of PowerNet Victoria including with third party borrowings and/or capital contributions from its parents, and to pledge and grant a security interest in any and all of its assets in connection therewith and

                (III) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware that is incidental to and necessary or appropriate to accomplish the foregoing or related to the ownership of ATC or ATC's business.

         FOURTH:  The total number of shares of stock which the corporation
         -------
shall have authority to issue is one hundred (100) shares, all of which are without par value. All such shares are of one class and are shares of Common Stock.

         FIFTH:   The name and the mailing address of the incorporator are as
         ------
follows:

         NAME                                       MAILING ADDRESS

Michael S. Shenberg                       c/o Berlack, Israels & Liberman LLP
                                          120 West 45th Street
                                          New York, New York 10036

         SIXTH:  The personal  liability of the directors of the  corporation is
         ------
hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of ss.102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         SEVENTH: The board of directors of the corporation is expressly
         -------
authorized to adopt, amend or repeal by-laws of the corporation.

         EIGHTH:  Elections of directors need not be by written ballot except
         -------
and to the extent provided in the by-laws of the corporation.

         NINTH:   The corporation will conduct its affairs in accordance with
         ------
the following provisions:

                (a) The  corporation  shall  maintain its financial  statements, accounting records and other corporate documents separate from those of any Affiliate (as defined below) or any other entity. The corporation shall prepare unaudited quarterly and audited annual financial statements, and the corporation's financial statements shall comply with generally accepted accounting principles. The corporation shall maintain correct, complete and separate books of account. The corporation shall retain as its accountants a nationally recognized firm of independent certified public accountants, provided, however, that such accountants may also serve as accountants of any
-------------------
Affiliate.

                (b) The corporation shall at all times hold itself out to the public (including the creditors of any Affiliate) under the corporation's own name and as a separate and distinct corporate entity.
Communications on behalf of the corporation shall be made in its own name.

                (c) The assets of the corporation shall at all times be held by or on behalf of the corporation and, if held on behalf of the corporation by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the corporation.

                (d) The corporation shall not take any action if, as a result of such action, the corporation would be required to register as an investment company under the U.S. Investment Company Act of 1940, as amended.

                (e) The corporation will not incur any Finance Debt other than pursuant to or as permitted by the Facility Agreement.

                (f) The corporation will not (I) advance money or make available financial accommodation to or for the benefit of, or (II) give a Guarantee or Security Interest in connection with an obligation or liability of, a person who is not a Transaction Party, except as permitted by the Facility Agreement.

                (g)      The corporation will not engage in any transaction with
                         Affiliates,   which  is   prohibited  by  the  Facility
                         Agreement.

                  (h)    "Affiliate" means any entity other then the corporatio
                  ---    -----------
                         (I) which owns beneficia1ly, directly or indirectly, more than 50 percent of the outstanding shares of the
                                                                 ------
                         corporation or which is otherwise in control of the corporation, (II) more than 50 percent of the outstanding voting securities of which are owned beneficially, directly or indirectly, by any entity described in clause (I) above, or (III) which is controlled by any entity described in clause (I) above
                         (the terms "control" and "controlled by" having the
                                     -------       ---------- --
                         meanings assigned to them in rule 408 under the U.S.
                         Securities Act of 1933,as amended). "Facility
                                                              ---------
                         Agreement" means, the Syndicated Multi-Option Facility
                         ---------
                         Agreement to be dated as of October 10, 1997 (as such may be amended from time to time) among the corporation, its Guarantors, the Participants, the Arrangers and Chase Securities Australia Limited as Agent and Security Agent. Each of the terms "Guarantors" "Participants", "Arrangers", "Agent",
                         ------------  -------------   ---------    -----
                         "Finance Debt", "Security Agent", "Guarantee",
                         -------------    --------------    -----------
                         "Security Interest", and "Transaction Party", shall
                         ------------------        -----------------
                         have the meaning set forth in the Facility Agreement.

         TENTH:   The corporation shall not amend Articles THIRD, NINTH or TENTH
         ------
of this Amended and Restated Certificate of Incorporation without the permission of the Agent.

         2. The corporation has not received any payment for any of its stock.

         3. This Amended and Restated Certificate of Incorporation of the corporation was duly adopted, pursuant to the provisions of Sections 241 & 245 of the General Corporation Law of the State of Delaware by the sole incorporator, no directors having been named in the Certificate of Incorporation and no directors having been elected.

         IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of October, 1997.




                                    Michael S. Shenberg
                                    Sole Incorporator

State of Delaware

Office of the Secretary of State




         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY "AUSTRAN HOLDINGS, INC." IS DULY INCORPORATED UNDER THE LAWS OF

THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE

EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-SECOND

DAY OF OCTOBER, A.D. 1997

         AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE NOT BEEN

ASSESSED TO DATE.









                                       Edward J. Freel, Secretary of State

                                       Authentication:   8715160
                                       Date:                      10/22/97